EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT

                                          BUSINESS OR   PERCENTAGE DATE ACQUIRED
                             STATE OF       TYPE OF       OF          OR
NAME                        INCORPORATION   OPERATION   OWNERSHIP   INCORPORATED

Dairy Holdings, Inc.         Delaware     Asset          100%          1992
3 Greenwich Office Park                   disposition
Greenwich, CT 06831                       in process

  Old Atlanta, Inc.          Delaware     Asset          100% (1)      1987
  3 Greenwich Office Park                 disposition
  Greenwich, CT 06831                     in process

  Old Jacksonville, Inc.     Delaware     Asset          100% (1)      1986
  3 Greenwich Office Park                 disposition
  Greenwich, CT 06831                     in process

  Old Johnson City, Inc.     Delaware     Asset          100% (1)      1985
  3 Greenwich Office Park                 disposition
  Greenwich, CT 06831                     in process


(1) Owned by Dairy Holdings, Inc.